Exhibit 99.1
Planet Fitness, Inc. Announces First Quarter 2026 Results
System-wide same club sales increased 3.5%
Ended first quarter with total membership of approximately 21.5 million
Company updates 2026 outlook

Hampton, NH, May 7, 2026 - Today, Planet Fitness, Inc. (NYSE: PLNT) reported financial results for its first quarter ended March 31, 2026.
First Quarter Fiscal 2026 Highlights
•Total revenue increased from the prior year period by 21.9% to $337.2 million.
•System-wide same club sales increased 3.5%.
•System-wide sales increased $88.0 million to $1.4 billion, from $1.3 billion in the prior year period.
•Net income attributable to Planet Fitness, Inc. was $51.6 million, or $0.65 per diluted share, compared to $41.9 million, or $0.50 per diluted share, in the prior year period.
•Net income increased $9.7 million to $51.8 million, compared to $42.1 million in the prior year period.
•Adjusted net income(1) increased $9.4 million to $59.4 million, or $0.74 per diluted share(1), compared to $50.0 million, or $0.59 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $22.9 million to $139.9 million from $117.0 million in the prior year period.
•15 new Planet Fitness clubs were opened system-wide during the period, all of which were franchisee-owned, bringing system-wide total clubs to 2,909 as of March 31, 2026.
•Repurchased and retired 613,725 shares of Class A common stock using $50.0 million of cash on hand.
•Cash and marketable securities of $652.0 million, which includes cash and cash equivalents of $375.3 million, restricted cash of $81.2 million and marketable securities of $195.5 million as of March 31, 2026.
“In the first quarter, our top and bottom line results exceeded expectations. However, 2026 is off to a slower than expected start from a net member growth perspective as we faced internal and external headwinds during our peak sign-up period. As a result, we are sharpening our marketing to prioritize capturing demand and driving net member growth. Additionally we are pausing the planned national Black Card price increase pending a broader pricing review,” said Colleen Keating, Chief Executive Officer. “While we are resetting near-term expectations, we expect that these actions will help set the stage for enhanced top and bottom-line results in 2027. The fitness industry continues to benefit from a number of secular tailwinds given the growing awareness of the vital role movement plays in health and well-being. Long-term, our thesis remains intact and as the leader in the high-value, low-price segment, Planet Fitness is well positioned to capitalize on our industry leadership.”
Operating Results for the First Quarter Ended March 31, 2026
For the first quarter of 2026, total revenue increased $60.6 million or 21.9% to $337.2 million from $276.7 million in the prior year period. By segment:
•Franchise segment revenue increased $19.3 million or 16.7% to $134.5 million from $115.2 million in the prior year period. The increase was primarily attributable to a $10.3 million increase in National Advertising Fund (“NAF”) revenue from a 1% rate increase to NAF contributions from 2% to 3% for fiscal year 2026. There was also $6.0 million of higher royalty revenue, of which $2.8 million was attributable to a franchise same club sales increase of 3.5%, $2.2 million was attributable to new clubs opened since January 1, 2025 before they move into the same club sales base and $1.0 million was due to higher royalties on annual fees, and a $1.4 million increase in franchise and other fees.
•Corporate-owned clubs segment revenue increased $7.0 million or 5.2% to $140.6 million from $133.7 million in the prior year period. This increase was primarily attributable to $6.9 million from the corporate-owned clubs in the same club sales base, of which of $4.3 million was attributable to a same clubs sales increase of 3.5% and $2.6 million was attributable to higher other fees, and $4.9 million was from new clubs opened since January 1, 2025 before they move
1 Adjusted net income, Adjusted net income per share, diluted and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted net income and Adjusted EBITDA to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.

into the same club sales base. This increase was partially offset by $4.8 million of lower revenue attributable to the 8 clubs located in California that the Company sold to a franchisee in August 2025.
•Equipment segment revenue increased $34.3 million or 123.4% to $62.1 million from $27.8 million in the prior year period. This increase was primarily attributable to $32.0 million of higher revenue from equipment sales to existing franchisee-owned clubs and $2.3 million of higher revenue from equipment sales to new franchisee-owned clubs. In the first quarter of 2026, we had equipment sales to 14 new franchisee-owned clubs compared to 10 in the prior year period.
Segment Adjusted EBITDA represents our Adjusted EBITDA broken out by the Company’s reportable segments. Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations, see “Non-GAAP Financial Measures” accompanying this press release.
Segment Adjusted EBITDA was as follows:
•Franchise Segment Adjusted EBITDA increased $9.9 million or 11.6% to $94.7 million from $84.9 million in the prior year. This increase was primarily attributable to higher franchise segment revenue as described above, and $2.2 million of higher other gain, net, partially offset by $10.3 million of higher NAF expense and $1.2 million of higher selling, general and administrative expense.
•Corporate-owned clubs Segment Adjusted EBITDA increased $0.6 million or 1.4% to $46.5 million from $45.8 million in the prior year. This increase was primarily attributable to $4.3 million from clubs included in the same club sales base, partially offset by $2.1 million of higher expense from the 1% rate increase in NAF contributions and by $1.5 million of lower adjusted EBITDA attributable to the 8 clubs located in California that the Company sold to a franchisee in August 2025, as described above.
•Equipment Segment Adjusted EBITDA increased $12.0 million or 161.6% to $19.5 million from $7.4 million in the prior year. This increase was primarily driven by higher equipment sales to existing and new franchisee-owned clubs, as described above.
2026 Outlook
For the year ending December 31, 2026, the Company is reiterating the following expectations:
•New equipment placements of approximately 150 to 160 in franchisee-owned locations.
•System-wide new club openings of approximately 180 to 190 locations.
Based on lower net joins than planned in the first quarter, which has an outsized impact on full year results due to the seasonal nature of the Company’s subscription revenue model and the decision to pause the Black Card price increase, the Company is updating certain of its 2026 growth expectations over 2025 results as follows:
•System-wide same club sales growth of approximately 1% (previously 4% to 5%).
•Revenue to increase approximately 7% (previously approximately 9%).
•Adjusted EBITDA to increase approximately 6% (previously approximately 10%).
•Adjusted net income to decrease approximately 2% (previously an increase of 4% to 5%).
•Adjusted net income per share, diluted to increase approximately 4% (previously 9% to 10%), based on adjusted diluted weighted-average shares outstanding of approximately 79.0 million (previously 80.0 million), inclusive of shares expected to be repurchased.
The Company now expects 2026 net interest expense to be approximately $111.0 million (previously $114.0 million). It also continues to expect capital expenditures to increase approximately 10% to 15% driven by additional clubs in our corporate-owned portfolio and depreciation and amortization to increase approximately 10% compared to 2025.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2026. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2026, and therefore cannot be made available without unreasonable effort.
Same club sales refers to year-over-year sales comparisons for the same club sales base of both corporate-owned and franchisee-owned clubs, which is calculated for a given period by including only sales from clubs that had sales in the comparable months of both years. We define the same club sales base to include those clubs that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same club sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned clubs.
Investor Conference Call
The Company will hold a conference call at 8:00AM (ET) on May 7, 2026 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of March 31, 2026, Planet Fitness had approximately 21.5 million members and 2,909 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. Approximately 90% of Planet Fitness clubs are owned and operated by independent business owners.
Investor Contact:
Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8216

Media Contact:
McCall Gosselin, Planet Fitness
mccall.gosselin@planetcsc.com
603-957-4650

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2026 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, the Company’s expected membership growth and club growth, share repurchases and the timing thereof, ability to deliver future shareholder value and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “might,” “goal,” “plan,” “prospect,” “predict,” “project,” “target,” “potential,” “assumption,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and, once available, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2026, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Revenue:
Franchise	$102,249	$93,240
National advertising fund revenue	32,218	21,940
Franchise segment	134,467	115,180
Corporate-owned clubs	140,622	133,669
Equipment	62,147	27,813
Total revenue	337,236	276,662
Operating costs and expenses:
Cost of revenue	45,341	22,485
Club operations	88,194	81,680
Selling, general and administrative	34,150	34,307
National advertising fund expense	32,218	21,944
Depreciation and amortization	40,251	38,281
Other gains, net	(1,587)	(1,237)
Total operating costs and expenses	238,567	197,460
Income from operations	98,669	79,202
Other income (expense), net:
Interest income	5,662	5,812
Interest expense	(32,967)	(26,197)
Other income, net	615	283
Total other expense, net	(26,690)	(20,102)
Income before income taxes	71,979	59,100
Provision for income taxes	19,309	16,216
Losses from equity-method investments, net of tax	(874)	(805)
Net income	51,796	42,079
Less net income attributable to non-controlling interests	242	212
Net income attributable to Planet Fitness, Inc.	$51,554	$41,867
Net income per share of Class A common stock:
Basic	$0.65	$0.50
Diluted	$0.65	$0.50
Weighted-average shares of Class A common stock outstanding:
Basic	79,575	84,170
Diluted	79,786	84,402

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share amounts)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$375,273	$345,652
Restricted cash	81,223	66,304
Short-term marketable securities	98,533	106,761
Accounts receivable, net of allowances for uncollectible amounts of $428 as of March 31, 2026 and December 31, 2025	41,076	70,431
Inventory	4,809	7,581
Restricted assets - national advertising fund	15,376	—
Prepaid expenses	26,275	24,605
Other receivables	42,590	34,094
Income tax receivable	1,917	2,958
Total current assets	687,072	658,386
Long-term marketable securities	96,963	88,263
Investments, net of allowance for expected credit losses	68,927	69,700
Property and equipment, net of accumulated depreciation of $482,134 and $453,852, as of March 31, 2026 and December 31, 2025, respectively	452,201	466,747
Right-of-use assets, net	398,676	409,320
Intangible assets, net	278,389	286,409
Goodwill	712,340	712,450
Deferred income taxes	394,765	406,724
Other assets, net	15,308	5,396
Total assets	$3,104,641	$3,103,395
Liabilities and stockholders’ deficit
Current liabilities:
Current maturities of long-term debt	$25,750	$23,875
Accounts payable	33,094	39,683
Accrued expenses	68,789	75,371
Equipment deposits	7,414	10,165
Deferred revenue, current	86,373	58,593
Payable pursuant to tax benefit arrangements, current	55,508	55,518
Other current liabilities	54,810	49,285
Total current liabilities	331,738	312,490
Long-term debt, net of current maturities	2,453,337	2,458,379
Lease liabilities, net of current portion	406,984	419,120
Deferred revenue, net of current portion	29,133	29,657
Deferred tax liabilities	1,076	1,177
Payable pursuant to tax benefit arrangements, net of current portion	360,273	360,273
Other liabilities	4,892	5,677
Total noncurrent liabilities	3,255,695	3,274,283
Stockholders’ equity (deficit):
Class A common stock, $0.0001 par value, 300,000 shares authorized, 79,124 and 80,446 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	8	8
Class B common stock, $0.0001 par value, 100,000 shares authorized, 316 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid in capital	625,604	623,333
Accumulated other comprehensive (loss) income	(605)	1,311
Accumulated deficit	(1,107,227)	(1,107,429)
Total stockholders’ deficit attributable to Planet Fitness, Inc.	(482,220)	(482,777)
Non-controlling interests	(572)	(601)
Total stockholders’ deficit	(482,792)	(483,378)
Total liabilities and stockholders’ deficit	$3,104,641	$3,103,395

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$51,796	$42,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,251	38,281
Equity-based compensation expense	2,981	2,631
Deferred tax expense	11,841	10,961
Amortization of deferred financing costs	1,536	1,314
Accretion of marketable securities discount	(131)	(488)
Losses from equity-method investments, net of tax	874	805
Dividends accrued on held-to-maturity investment	(603)	(561)
Credit loss on held-to-maturity investment	502	292
Gain on re-measurement of tax benefit arrangement liability	—	(84)
Gain on insurance proceeds	—	(1,461)
Other	(697)	(260)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	29,404	38,490
Inventory	2,811	4,172
Other assets and other current assets	1,603	868
Restricted assets - national advertising fund	(15,380)	(16,670)
Accounts payable and accrued expenses	(12,337)	(13,934)
Other liabilities and other current liabilities	(724)	(918)
Income taxes	6,661	4,967
Payments pursuant to tax benefit arrangements	(10)	—
Equipment deposits	(2,751)	637
Deferred revenue	27,298	17,805
Leases	2,596	5,001
Net cash provided by operating activities	147,521	133,927
Cash flows from investing activities:
Additions to property and equipment	(25,501)	(23,055)
Insurance proceeds for property and equipment	—	2,053
Payment of deferred consideration for acquired clubs	—	(1,479)
Purchases of marketable securities	(36,395)	(42,334)
Maturities of marketable securities	35,340	36,749
Issuance of promissory notes to related parties	(20,647)	—
Other investing activities	—	(33)
Net cash used in investing activities	(47,203)	(28,099)
Cash flows from financing activities:
Repayment of long-term debt	(4,563)	(5,625)
Payment of deferred financing and other debt-related costs	(141)	—
Proceeds from issuance of Class A common stock	613	655
Repurchase and retirement of Class A common stock	(51,105)	(50,009)
Principal payments on capital lease obligations	(45)	(31)
Distributions paid to members of Pla-Fit Holdings	(365)	(349)
Net cash used in financing activities	(55,606)	(55,359)
Effects of exchange rate changes on cash and cash equivalents	(172)	348
Net increase in cash, cash equivalents and restricted cash	44,540	50,817
Cash, cash equivalents and restricted cash, beginning of period	411,956	349,674
Cash, cash equivalents and restricted cash, end of period	$456,496	$400,491
Supplemental cash flow information:
Cash paid for interest	$21,485	$25,065
Net cash paid for income taxes	$329	$289
Non-cash investing activities:
Non-cash additions to property and equipment included in accounts payable and accrued expenses	$12,006	$10,645

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
Adjusted EBITDA and Segment Adjusted EBITDA
We refer to Adjusted EBITDA as we use this measure to evaluate our operating performance and we believe this measure is useful to investors in evaluating our performance. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors. Our Board of Directors uses Adjusted EBITDA as a key metric to assess the performance of management. Our Chief Operating Decision Maker also uses Segment Adjusted EBITDA, which is Adjusted EBITDA specific to each of our three reportable segments, to assess the financial performance of and allocate resources to our segments in accordance with ASC 280, Segment Reporting. Corporate overhead costs not directly attributable to any individual segment are not allocated to the three segments and are included in Corporate and Other Adjusted EBITDA within Adjusted EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA is set forth below.

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$51,796	$42,079
Interest income	(5,662)	(5,812)
Interest expense	32,967	26,197
Provision for income taxes	19,309	16,216
Depreciation and amortization	40,251	38,281
EBITDA	138,661	116,961
Severance costs(1)	—	597
Executive transition costs(2)	842	1,041
Loss on adjustment of allowance for credit losses on held-to-maturity investment	502	292
Dividend income on held-to-maturity investment	(603)	(561)
Insurance recovery(3)	—	(1,636)
Tax benefit arrangement remeasurement(4)	—	(84)
Amortization of basis difference of equity-method investments(5)	240	240
Other(6)	226	155
Adjusted EBITDA	$139,868	$117,005
(1) Represents severance related expenses recorded in connection with a reduction in force during the three months ended March 31, 2025.
(2) Represents certain expenses recorded in connection with executive leadership transitions. During the three months ended March 31, 2026, amounts represent costs associated with the departure of the Chief Financial Officer and the search for a new Chief Financial Officer. During the three months ended March 31, 2025, amounts represent costs for stock-based compensation associated with certain equity awards granted to the Company’s Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents a gain related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(5) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(6) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
A reconciliation of Segment Adjusted EBITDA to Adjusted EBITDA is set forth below.

	Three Months Ended March 31,
(in thousands)	2026	2025
Adjusted EBITDA
Franchise segment	$94,721	$84,865
Corporate-owned clubs segment	46,485	45,849
Equipment segment	19,467	7,442
Segment Adjusted EBITDA	160,673	138,156
Corporate and other Adjusted EBITDA(1)	(20,805)	(21,151)
Adjusted EBITDA(2)	$139,868	$117,005
(1) Corporate and other Adjusted EBITDA includes adjusted corporate overhead costs, such as payroll and related benefit costs and professional services that are not directly attributable to any individual segment and thus are unallocated.
(2) Segment Adjusted EBITDA plus the Adjusted EBITDA of corporate and other is equal to Adjusted EBITDA. Adjusted EBITDA is a metric that is not presented in accordance with GAAP. Refer to “—Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-cash and other items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

calculated by dividing Adjusted net income by the total weighted-average shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.
A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Net income	$51,796	$42,079
Provision for income taxes	19,309	16,216
Severance costs(1)	—	597
Executive transition costs(2)	842	1,041
Loss on adjustment of allowance for credit losses on held-to-maturity investment	502	292
Dividend income on held-to-maturity investment	(603)	(561)
Insurance recovery(3)	—	(1,636)
Tax benefit arrangement remeasurement(4)	—	(84)
Amortization of basis difference of equity-method investments(5)	240	240
Other(6)	226	155
Purchase accounting amortization(7)	8,020	9,178
Adjusted income before income taxes	80,332	67,517
Adjusted income taxes(8)	20,886	17,487
Adjusted net income	$59,446	$50,030
Adjusted net income per share, diluted	$0.74	$0.59
Adjusted weighted-average shares outstanding, diluted(9)	80,102	84,744
(1) Represents severance related expenses recorded in connection with a reduction in force during the three months ended March 31, 2025.
(2) Represents certain expenses recorded in connection with executive leadership transitions. During the three months ended March 31, 2026, amounts represent costs associated with the departure of the Chief Financial Officer and the search for a new Chief Financial Officer. During the three months ended March 31, 2025, amounts represent costs for stock-based compensation associated with certain equity awards granted to the Company’s Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents a gain related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(5) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(6) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
(7) Represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, associated with intangible assets created in connection with historical acquisitions of franchisee-owned clubs.
(8) Represents corporate income taxes at an assumed effective tax rate of 26.0% and 25.9% for the three months ended March 31, 2026 and 2025, respectively, applied to adjusted income before income taxes.
(9) Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below:

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$51,554	79,786	$0.65	$41,867	84,402	$0.50
Net income attributable to non-controlling interests(2)	242	316		212	342
Net income	51,796			42,079
Adjustments to arrive at adjusted income before income taxes(3)	28,536			25,438
Adjusted income before income taxes	80,332			67,517
Adjusted income taxes(4)	20,886			17,487
Adjusted net income	$59,446	80,102	$0.74	$50,030	84,744	$0.59
(1) Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares of Class A common stock outstanding.
(2) Represents net income attributable to non-controlling interests and the assumed exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. as of the beginning of the period presented.
(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4) Represents corporate income taxes at an assumed effective tax rate of 26.0% and 25.9% for the three months ended March 31, 2026 and 2025, respectively, applied to adjusted income before income taxes.